Overseas (Page 3) Associated Companies & Trade Investments (Pages 4, 4a, 4b & 5) Subsidiaries (Pages 2 & 3) Marconi Communications Holdings Ltd (UK) (Page 6) Associated Electrical Industries Ltd (UK) (Page 8) United Kingdom (Page 4) Overseas (Page 5) UK (Page 2) Marconi (DGP1) Ltd (UK) (IH) Bruton Street Partnership (Delaware) (USA) (General Partnership) Marconi Inc. (USA) (Pages 12 & 12a) The English Electric Company, Ltd (UK) (Page 9) Marconi (Elliott Automation) Ltd (UK) (Page 10) 50% 50% 9th April 2003 Page 1 Marconi plc Marconi Corporation plc Marconi Finance plc (UK) Marconi (Bruton Street) Limited (UK) (Page7) Marconi Software International, Inc. (IH) (USA) Metapath Software International, Inc. (T) (USA) (Page 11) Marconi (DGP2) Ltd (UK) (IH) Media.Net Communications, Inc. (USA) 10% Marconi Ansty Ltd (UK) Photoniqa Ltd (UK) Marconi Nominees Ltd (UK) Marconi Holdings SpA (Italy) Marconi Finance Inc (USA) Ancrane (UK) (an Unlimited Company) Yeslink Unlimited (UK) Easynet Group plc (Page 4a) Netdecisions Holdings Ltd (Page 4b) Gamma Telecommunications Ltd (UK) 14.92% For Internal Distribution Only. Please contact Helen Lewis (helen.lewis@marconi.com) with any amendments.

- Stanhope Investment Management Ltd - Stanhope Pension Services Ltd Marconi Corporation plc † = Group Holding 100% D = Dormant IH = Investment Holding T = Trading United Kingdom Subsidiary Companies (100% owned unless otherwise stated) Marconi (Sixty-Nine) Ltd (IH) - Marconi Capital Ltd - Calient Networks, Inc. (1.1%) (USA) - CosmoCom, Inc. (5.7%) (USA) - IPG Photonics Corporation (0.5%) (USA) - Ten Square (9.6%) (USA) - Time Domain Corporation (1.07%) (USA) - Marconi Fleet Management Ltd - Marconi Property Ltd - Page 2 - Marconi Nine Ltd - Marconi (Sixteen) Ltd - Marconi (Thirty-Two) Ltd - Marconi (Twenty-Seven) Ltd - Marconi (WCGL) Ltd - Marconi Bonding Ltd - Marconi Caswell Developments Ltd - Clanville Limited - Coppenhall Nominees Ltd - Irano British Airports Consortium Ltd (66.48%) - Krayford Ltd - Marconi (Fifteen) Ltd - Marconi (Forty-Five) Ltd - Marconi (Forty-Three) Limited Marconi Optical Components Ltd Bruton Street Investments Ltd (IH) Marconi Aerospace Unlimited Layana Ltd - Marconi Photonica Ltd - McMichael Ltd - Photonica Ltd - Pyford Limited - Salplex Ltd (60%) - The M-O Valve Co Ltd - Marconi (Fifty-Three) Ltd - The Rotary Engineering Company Ltd Marconi (NCP) Ltd (UK) Albany Partnership Ltd (T) APT Nederlands BV (T) (Netherlands) APT Telecommuniaciones SL (T) (Spain) Woods of Colchester Housing Society Ltd (IH) Marconi India Ltd (T) Marconi Quest Ltd (Trustee Co.) Netscient Ltd (T) Bookham Technology plc (UK) 9% Marconi Information Systems Ltd (T) (UK) Marconi Mobile Systems Ltd (D) (UK) Highrose Ltd (UK) Marconi G.M. Ltd (UK) 'Pension' Companies * (see box below) * 'Pension' Companies Stanhope Pension Trust Ltd - shares held in trust by Kevin O'Boyle and Norman Porter - Averys Pension Trust Ltd - Plessey Pension Trust Ltd (50%) (other 50% held by Siemens Benefits Scheme Ltd) Custodian Holdings Ltd - shares held in trust by Kevin O'Boyle and Norman Porter Custodian Properties Ltd - shares held in trust by Kevin O'Boyle and Norman Porter N.N.C. Pension Trustee Ltd - shares held by Directors of the Company The Marconi Collection - limited by guarantee. No share capital. Also Registered Charity No. 1089575. Regent Escrow Ltd - Marconi (Forty-Six) (UK)

- G.E.C. (Hong Kong) Ltd - Ilminster Enterprises Ltd (Hong Kong) (D) (being wound up) Overseas Subsidiary Companies (100% owned unless otherwise stated) Marconi Corporation plc D = Dormant IH = Investment Holding T = Trading - Bruton Street Ltd (Ireland) - GEC Trinidad (1975) Ltd (believe struck off) - GEC Zambia Ltd - AEI Zambia Ltd - Stangate Electrics Pte Ltd (Singapore) (51%) + - The General Electric Company of Burma Ltd O = Group Holding 51% (See AEI Ltd) + = Group Holding 100% Page 3 - A.E.I. Systems Pty Ltd (Australia) - The General Electric Company of Pakistan Ltd (60%) - Marconi Insurance Ltd (Guernsey) - Marconi Online (NZ) Ltd (New Zealand) - Gilbarco Holdings Italia SpA (Italy) in liquidation - Marconi Singapore Private Ltd - Marconi Communications South East Asia Pte Ltd (Singapore) (D) - GEC-AEI (Singapore) Private Ltd (Singapore) (D) - Stangate Electrics Pte Ltd (Singapore) (49%) + Marconi Communications Africa (Pty) Ltd (South Africa) (IH) Marconi Nominees (Pty) Ltd (D) (South Africa) African Renaissance Holdings Ltd (T) (South Africa) Marconi Communications South Africa (Pty) Ltd (T) (South Africa) South African Moulded Plastics (Pty) Ltd (D) (South Africa) (100%) - Bruton Street (I) B.V. (Netherlands) - Bruton Street (II) B.V. (Netherlands) - Bruton Street (III) B.V. (Netherlands) - Bruton Street (IV) B.V. (Netherlands) Prism Holdings Ltd (South Africa) (7.5%) Systems Management Specialists, Inc. (T) (USA) 3056333 Nova Scotia Limited (Canada) Northwood Technologies Inc. (Canada) (T) Northwood Technologies Limited (UK) (T) 30% 75% 1470089 Ontario Inc. (Canada) 1470091 Ontario Inc. (Canada) 1470090 Ontario Inc. (Canada) 1470092 Ontario Inc. (Canada) 47.610% 13.455% 14.584% 10.264% 14.087% Mariposa Technology, Inc. (T) (USA)

50% .. United Kingdom Associated Companies and Trade Investments Marconi Corporation plc The Plessey Company Ltd (IH) Plessey Overseas Ltd (IH) Oyster Lane Properties Ltd (D) 50% 1% Plessey Holdings Ltd (IH) Leigh Instruments Group Inc (Canada) (Subsidiaries in Receivership) 50% 100% 100% 100% 33.33% 20% Marconi Corporation plc British Sealed Beams Ltd (D) Oyster Lane Properties (Holdings) Ltd (D) Marconi Rolls-Royce (Power Generation) Ltd (D) Eurorail Ltd (D) D = Dormant IH = Investment Holding T = Trading O = Group holding of 50% of equity and 50% of control - see LMF Holdings Inc on page 12 Page 4 Plessey-UK Ltd (D) (in Liquidation) Plessey PropertiesLtd (D) (in liquidation) Plessey Incorporated (New York,USA) Leigh Instruments (UK Holdings) Ltd (in liquidation) Leigh Instruments (UK) Ltd (in liquidation) Lake Mary Associates LP (USA) Atlantic Telecom Group PLC (T) (in administration) 19.48% First Telecom Group plc (T) Netdecisions Holdings Ltd Highspeed Office Ltd (T) 15% 16.2% Streamvpn Ltd Plessey Precision Metals, Inc. (USA) (D) 49.56% Easynet Group Plc (UK) (T) (See Page 4a) 50% Confirmant Ltd (UK) (T) (See Page 4b) 'New PINC Corp' (Delaware, USA). Shares not issued. Formed in Delaware with intention of merging Plessey Incorporated into it and then changing name with result that Plessey Incorporated would be registered in Delaware. 1.1% Oxford GlycoSciences plc (T) 49.5% of equity 0% of control O 10% Ultramast Ltd

Easynet Group plc Delta Bravo Limited (UK) (T) D = Dormant IH = Investment Holding T = Trading NT = Non Trading Marconi Corporation plc Page 4a 49.56% (Voting) 71.63% (Total) Easynet Belgium BV (Belgium) (T) Easynet Consulting SAS (France) Easynet Consumer Services Holdings Ltd (UK) (NT) Easynet Corporate Services Holdings Ltd (UK) (NT) Easynet Datenverarbeitungs GmbH (Germany) (T) Easynet Group Inc. (USA) (D) Easynet Group Nederland BV (Netherlands) (T) Easynet Limited (UK) (T) Easynet S.A. (France) (T) 72% 28% Easynet Espana SA (Spain) (T) Easynet Ventures Limited (UK) (D) Easynet Italy SpA (Italy) (T) Easynet AG/ Easynet SA (Switzerland) (T) Technocom plc (UK) (NT) UK Online Limited (UK) (T) Easynet Telecommunications Limited (UK) (T) Pavilion Internet Plc (UK) (NT) Easynet Japan KK (Japan) (D) Wirehub! Internet B.V. (Netherlands) (T) Ision GmbH (Germany) (T) Ipsaris Company Ltd (UK) (D) 10% 10% Easynet International Services Holdings Ltd (UK) (NT) PLEASE NOTE THAT WE DO NOT HAVE A MAJORITY INTEREST IN THIS GROUP OF COMPANIES AND THEREFORE DO NOT CONTROL OR ADMINSTER THEM.

netdecisions B2C Limited (UK) netdecisions Services Limited (UK) produXion Limited (UK) Sports Icon Limited (UK) Bascom Inc (USA) Training Decisions Limited (UK) netdecisions Espana SA (Spain) The First Resort Limited (UK) netdecisions France SAS (France) netdecisions Singapore Pte (Singapore) netdecisions Hong Kong Ltd (Hong Kong) netdecisions Ltd (UK) 20% 3% Marconi Corporation plc Page 4b Netdecisions Holdings Limited 1% netprofessions Ltd (UK) netdecisions India Pte (India) ND Investments LLC (USA) Java Business Solutions (USA) netdecisions B2B Limited (UK) MadAbout Limited (UK) Uncorkit Limited (UK) woowho Limited (UK) netdecisions Deutschland GmbH (Germany) 53.83% 41.70% 87.54% TFR (Operations) Limited (UK) Steel Trace Limited (Ireland) Digital Content Group Limited (UK) Fluency Limited (UK) Digital Search Group Limited (UK) ND USA LLC (USA) Fluency Voice tech (Ireland) Limited (Ireland) 26% PLEASE NOTE THAT WE DO NOT HAVE A MAJORITY INTEREST IN THIS GROUP OF COMPANIES AND THEREFORE DO NOT CONTROL OR ADMINSTER THEM.

Overseas Associated Companies and Trade Investments Marconi Corporation plc GEC de Mexico S.A.de C.V. (D) TRF Ltd (India) (T) 49% Osram AS (T) (Norway) 23% 3.9% D = Dormant IH = Investment Holding T = Trading Marconi Corporation plc Page 5 ArrayComm, Incorporated (T) (USA) 9.74% ArrayComm Canada Inc (Canada) Ondeline, S.A. (France) (in liquidation) 100% 100% 99% 1% CKW Wireless Pty Ltd (Australia) DDI Tokyo Pocket Telephone (Japan) G.E.C. Services (Hong Kong) Ltd (T) (Hong Kong) 19.9% 5.8% TransAct Communications Pty Ltd (Australia)

QI Technologies Corporation (Canada) (T) Marconi Communications Holdings Ltd Group TCL Projects Ltd (D) (UK) GPT Special Project Management Ltd (T) (UK) Marconi Communications Optical Fibres Ltd (D) (UK) Marconi Communications Ltd (T) (UK) GPT Payphone Systems Ltd (D) (UK) GPT Middle East Ltd (T) (UK) GPT Reliance Ltd (D) (UK) Marconi Communications Investments Ltd (IH) (UK) Marconi Communications International Ltd (T) (UK) Marconi Communications C.I.S. Ltd (T) (UK) GPT Consumer Products Ltd (D) (UK) Marconi Communications Global Networks Ltd (D) (UK) Marconi Middle East (Saudi Arabia) Marconi Telecommunications (Canada) Ltd (D) (Canada) Marconi Communications International Investments Ltd (IH) (UK) MarconiCom Ltd (D)(UK) 100% Telephone Cables Ltd (T) (UK) Marconi Communications International Holdings Ltd 100% Marconi Communications China Ltd (T) (UK) Marconi Communications Overseas Services Ltd (T) (UK) Micro Scope Ltd (D) (UK) Marconi Communications Holdings Ltd 100% Shanghai International Digital Telephone Equipment Company Ltd (T) (China) GPT (Nederland) BV (T) (Netherlands) Shanghai Marconi Communication Equipment Co Ltd (T) (China) Trading Marconi Corporation plc Page 6 Marconi Communications SA (T) (France) Tetrel Ltd (T) (UK) Trading Marconi Defence Overseas Ltd Marconi Communications Holdings GmbH (Germany) Marconi Communications GmbH (T) (Germany) Marconi Communications Real Estate GmbH (T) (Germany) Marconi Iberia S.A. (T) (Spain) Marconi Communications Software Systems Verwaltungsgellschaft GmbH (Germany) Marconi Communications Software Systems GmbH & Co KG (Germany) D = Dormant IH = Investment Holding T = Trading Marconi Communications Telemulti Ltda. (T) (Brazil) Rural Radio Systems Ltd (T)(UK) 10% Marconi Colombia SA (T) (Colombia) Marconi Venezuela CA (T) (Venezuela) Marconi New Zealand Ltd (T) (New Zealand) Marconi Telecommunication India Private Ltd (India) Guilin Marconi Telecomms. Ltd (China) MNI Tecnologias e Sistemas de Comunicacao S.A. (Portugal) Marconi Solutions Malaysia Sdn Bhd (Malaysia) 60% 44% 72.5% 5.6% Marconi Communications ONDATA GmbH (Germany) Marconi Middle East LLC (Dubai) (49% owned but 100% controlled) 49% Marconi Communications Asia Ltd (T) (Hong Kong) Oxus Mining plc neg% (less than 1%) Marconi UK Intellectual Property Ltd (UK) Marconi Montage & Inbetriebnahme GmbH (Germany)

Marconi Corporation plc D = Dormant IH = Investment Holding T = Trading Marconi Holdings SpA (IH) (Italy) Marconi (Malaysia) Sdn Bhd (T) TTC Marconi sro (T) (Czech Republic) Marconi Sud SpA (T) (Italy) 49% 30% Page 7 Marconi Italiana Asia-Pacific (Malaysia) Sdn Bhd (T) 75% Marconi Communications Argentina S.A. 91.67% 8.33% Marconi Communications S.p.A. (T) (Italy) Marconi International S.p.A. (Italy) MMA - Marconi Mobile Access S.p.A. (Italy) Consorzio Elmac (27%) Consorzio Hermes (9%) Consorzio IMS (27%) Consorzio Itinera (4.4%) Consorzio Multimediale EMT (45%) Consorzio Prisma (33.33%) Consorzio Roma Richerche (11.76%) Consorzio Telematico de Servizi (10%) Joint Ventures, not legal entities. Participant = Marconi Communications SpA Marconi (Bruton Street) Limited 10% 90%

* = Company believed to be struck off. D = Dormant IH = Investment Holding T = Trading Marconi Corporation plc Associated Electrical Industries Ltd - Sub Group Dormant Companies - UK - Arrow Ltd - Associated Electrical Industries Holdings Ltd - FF Chrestien & Co Ltd - Mica Mining (Tanganyika) Ltd (Tanzania) (D)* - FF Chrestien (Tanganyika) Ltd (Tanzania) (D)* - Marconi (Fifty-Nine) Ltd - Marconi (Thirty-One) Ltd - Metropolitan-Vickers Electrical Co Ltd - Associated Electrical Industries (Ireland) Ltd - WT Henley's Telegraph Works Co (Pakistan) Ltd General Printing Co SNC (France) 99.9% Marconi Projects Hong Kong Ltd (T)(UK) Associated Electrical Industries International Ltd (T) (UK) Marconi Applied Technologies SA (T) (France) Eugene Munsell & Company (IH) (USA) SNC Composants & Cie (T) (France) A.E.I. Furnaces Pty Ltd (T) (Australia) Marconi Australia Holdings Ltd (IH) (Australia) Australian Electrical Industries Pty Ltd (Property Company) (Australia) (in Liquidation) Page 8 0.1% 0.04% 99.96% Marconi Australia Pty Ltd (T) (Australia) Harman Information Technology Pty Ltd (T) (Australia) Dormant Companies - Overseas

Marconi Corporation plc D = Dormant IH = Investment Holding T = Trading The English Electric Company, Limited Sub-Group Zipbond Ltd (IH) UK Overseas (5.05%) Marconi (TLC) Limited (D) UK Dormant Companies The Kingsway Housing Association Ltd (IH) Marconi (Elliott Automation) Ltd (IH) Combined Electrical Manufacturers Ltd (IH) Marconi (Sixty-Two) Ltd (D) Sherkat Sahami Dorman Diesels Ltd (Iran) (D) Marconi (Thirteen) Ltd (D) Larnerway Ltd (D) English Electric Marconi Argentina Srl (D) (Argentina) Robert Stephenson & Hawthorns Ltd (D) The Vulcan Foundry Ltd (D) Page 9 (Subs Page 10)

Bruton Street Ireland Ltd (IH) (Ireland) - Marconi Pension Trust (Ireland ) Ltd (Ireland) Elliott-Automation Continental SA (CFC) (Luxembourg) (99.56%) - E-A Continental Ltd (D) (UK) Marconi Corporation plc CFC = Controlled Foreign Company D = Dormant IH = Investment Holding Marconi (Elliott Automation) Ltd Elliott-Automation Holdings Ltd (IH)(UK) Marconi (Holdings) Ltd (IH) (UK) Marconi (Forty-Four) Ltd (D) (UK) Associated Automation Ltd (D) (UK) Marconi Software Solutions Ltd Page 10 The English Electric Company, Ltd

.. Marconi Software International, Inc. Marconi Corporation plc Metapath Software International (US), Inc (T) Page 11 Mobile Systems (UK) Ltd (D) Metapath Software International Nominees Ltd (H) Mobile Systems Services Limited (D) MSI Cellular Investments (One) Ltd (D) Palmaz Limited (D) Daymo Limited D Metapath Software International (Australia) Pty Ltd (T) Metapath Software International (France) SA (T) Metapath Software International (Hong Kong) Limited (T) (in voluntary liquidation) Metapath Software International AB (T) (Sweden) Metapath Software International (India) Private Limited (T) Metapath Software International Brasil Ltda (T) Mobile Systems Group Limited (D) Mobile Systems (Holdings) Limited (D) Metapath Software International, Inc. (H) 80% Mobile Systems International Holdings Limited (IH) Metapath Software International Limited UK (T) 20%

NI Holdings Inc. (T) Greensboro Associates Inc. (T) LMF Holdings Inc. (IH) Marconi Communications Radio Systems Inc. (D) Lake Mary Associates L.P. (Partnership) Marconi Communication Systems Inc. (D) Niles Associates, L.P. (Partnership) All companies are US companies and 100% owned unless stated otherwise Marconi Inc. Page 12 Marconi Electronic Systems Holdings Inc. Marconi (Farmingdale) Corporation (D) A. B. Dick (Japan) Ltd (D) (Japan) Marconi Communications North America Inc. (IH) Marconi Communications Holdings, Inc. FS Finance Corp. (IH) FS Holdings Corp. Marconi Communications, Inc. See Page 12a for subsidiaries Marconi Systems Inc Marconi Capital Inc D = Dormant IH = Investment Holding T = Trading SO = Sent for Strike Off Thrucomm, Inc. 5.78% Marconi Online Systems Inc. Refac Marketing Services Inc. (D) Marconi HCIS Inc AB Dick Holdings Ltd (IH) (UK) Cheshire Mailing Ltd (D) (UK) (SO) 0.5% of equity 50% of control O O = Group holding of 50% of equity and 50% of control - see Plessey Overseas Limited on page 4 Scriptomatic SA (Switzerland) (in liquidation) Marconi Intellectual Property (US) Inc (US) Bruton Street Overseas Investment Ltd (Guernsey)

Marconi Communications North America Inc. FS Holdings Corp. FS Finance Corp. Marconi Corporation plc Marconi Communications Optical Networks Ltd (Ireland) FORE Systems International Inc. (Barbados) ALANTEC International, Inc. (USA) Marconi Networks Worldwide, Inc. (USA) Marconi Communications, Inc. Marconi Inc. Marconi (DGP1) Ltd Marconi (DGP2) Ltd Regents Place, Inc Ronaldi Ltd (Ireland) Nemesys Holding Company (USA) Marconi Intellectual Property (Ringfence) Inc. (USA) + FORE Systems, S. de R.L. de C.V. (Mexico) 8% + Marconi Communications Ltd (Hong Kong) Nemesys Research (UK) (in liquidation) Sphere Communications Inc. Page 12a Marconi Communications Technology, Inc. (USA) Marconi Communications Federal, Inc. (USA) 99.9% 0.1% Gnome, Inc (USA) Marconi Gnome Ltd (Israel) 1% RELTEC Services (U.K.) Ltd Marconi Communications Canada Holdings, Inc. Marconi Communications S.A. de CV Beijing MARCONI Communications Technology Co. Ltd Chengdu Marconi Communications Ltd Guangzhou RELTEC Communications Technology Co. Ltd (60%) RELTEC (H.K.) Ltd (D) (being wound up) RELTEC (Singapore) Pte Ltd Suntech Co. Ltd (Japan) (49%) Marconi Comunicaciones de Costa Rica, S.A. RELTEC Foreign Sales Corp (Barbados) Custom Telecom Contractors Inc. Rainford Racks Ltd (D) Rainford Group Trustees Ltd (D) RELTEC (Coventry) Ltd (D) Marconi Communications do Brasil Ltda (Brazil) RELTEC Sistemas de Energia ltda. (50%) (Brazil) Marconi Communications Canada Inc. Administrativa Marconi Communications S.A. de C.V. (Mexico) Marconi Communications de Mexico S.A. de C.V. Marconi Communications Exportel, S.A. de C.V. (Mexico) Marconi Polska Sp zoo (Poland) Marconi Communications C.A., Inc. (US) RELTEC Nova Scotia Company (Canada) Marconi Communications Optical Networks Corp (Canada) Positron Fiber Systems Inc. (US) (D) Marconi Acquisition Corp. (USA) (T)s Inviscid Networks, Inc. (USA) 19.9% 1% Marconi Communications B.V. (See Page 12b) 99.9% 99.9% 99.9%

Marconi Communications Japan, Inc. (Japan) Marconi Communications ApS (Denmark) Marconi Channel Markets GmbH (Germany) FORE Systems Limitada (Brazil) FORE Systems Ltd (UK) 1% Marconi Communications B.V.B.A. (Belgium) Marconi Communications GmbH (Switzerland) Marconi Communications Ltd (Bermuda) Marconi Communications Ltd (Ireland) Marconi Communications AB (Sweden) FORE Systems S.R.L. (Spain) Marconi Communications S.r.l. (Italy) Marconi Communications S.A.R.L. (France) Marconi Communications Ltd (Canada) Marconi Communications Pty Ltd (Australia) 99% 0.1% 99.9% Marconi Communications B.V. (Netherlands) Page 12b + FORE Systems, S. de R.L. de C.V. (Mexico) + Marconi Communications Ltd (Hong Kong) 99% 99% + Group Holding 100% (See Marconi Networks Worldwide, Inc.)